EXHIBIT 10.6

LOCK-UP AGREEMENT dated January 2, 2005 entered into

BY AND AMONG:     9144-6773 QUEBEC INC., a corporation duly incorporated under the Quebec Companies Act, having its head office at 443 Des
                  Pins Street, Saint-Bruno de Montarville, Province of Quebec,
                  J3V 5G5, herein represented by Yvon Leveille, its President, duly authorized in virtue of a resolution of the Board of directors dated January 2, 2005;

                  ("LEVEILLE HOLDCO")

AND: 9144-6906 QUEBEC INC., a corporation duly incorporated under the Quebec Companies Act, having its head office at 120 Paul de Maricourt Street, Sainte-Julie, Province of Quebec, J3E 2Z4, herein represented by Alain Lachambre, its President, duly authorized in virtue of a resolution of the Board of directors dated January 2, 2005;

                  ("LACHAMBRE HOLDCO")

                  (individually referred herein to as the "VENDOR" and collectively referred to herein as the "VENDORS").

AND: 3091503 NOVA SCOTIA COMPANY, a Nova Scotia unlimited liability company with its principal executive offices at 11 Tanager Avenue, Suite 100, Toronto, Ontario M4G 3P9 , herein represented by William Smith, its President, duly authorized in virtue of a resolution of the Board of directors dated January 1, 2005;

                  ("ACQUIROR")

AND: ADSERO CORP., a Delaware corporation with its principal executive offices at 11 Tanager Avenue, Suite 100, Toronto, Ontario M4G 3P9 herein represented by William Smith, its Chief Financial Officer , duly authorized in virtue of a resolution of the Board of directors dated January 1, 2005;

                  ("ADSERO")

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AND:              YAC CORP., a Delaware corporation, which is a wholly owned subsidiary of Adsero, with its principal executive offices at 11 Tanager Avenue, Suite 100, Toronto, Ontario M4G 3P9, herein represented by William Smith, its Chief Financial Officer, duly authorized in virtue of a resolution of the Board of directors dated January 1, 2005;

                  ("YAC")

AND: 3091732 NOVA SCOTIA COMPANY, a Nova Scotia unlimited liability company, which is a wholly owned subsidiary of YAC, with its principal executive offices at 11 Tanager Avenue, Suite 100, Toronto, Ontario M4G 3P9 , herein represented by William Smith, its President, duly authorized in virtue of a resolution of the Board of directors dated January 1, 2005;

                  ("CALLCO")

                  (Acquiror, Callco, YAC, Adsero and the Vendors are referred to individually herein as a "Party" and collectively as the "Parties").


                                    PREAMBLE

WHEREAS, the parties hereto have entered into a share purchase agreement dated of even date herewith (the "Share Purchase Agreement");

WHEREAS, pursuant to the Share Purchase Agreement, the Vendors will receive collectively 6,500,000 Acquiror Series I Exchangeable Shares in the share capital of Acquiror (the "Exchangeable Shares");

WHEREAS pursuant to the provisions of the Series I Exchangeable Shares Voting, Support and Exchange Agreement, the Exchangeable Shares are exchangeable on a one for one basis with Adsero Common Shares as such term is defined in the Share Purchase Agreement;

AND WHEREAS, the parties hereto have agreed that 6,000,000 of the Adsero Common Shares issuable under the Series I Exchangeable Shares Voting, Support and Exchange Agreement be subject to resale and transfer restrictions in order to restrict their sale, assignment, transfer, encumbrance or other disposition which for the purposes of this Agreement shall be referred to as the "Shares".

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NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:

Unless otherwise indicated herein, all capitalized terms used but not defined herein have the meanings given to them in the Share Purchase Agreement.

         SECTION 1. PROHIBITION ON TRANSFERS

   (a) PROHIBITION ON TRANSFERS. Except as set forth in Section 3 and subject to Section 2, no Vendor shall directly or indirectly:

         (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Shares or

         (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, in cash or otherwise (any such transaction, whether or not for consideration, being referred to herein as a "Transfer" and each Person to whom a Transfer is made, regardless of the method of Transfer, is referred as a "Transferee").

   (b) OBLIGATIONS OF TRANSFEREES. No Transfer by a Vendor (including a permitted Transfer pursuant to Section 3) shall be effective unless the Transferee shall have executed and delivered to the Acquiror and Adsero, an appropriate document in form and substance reasonably satisfactory to the Acquiror and Adsero confirming that the Transferee takes such Shares subject to all the terms and conditions of this Agreement to the same extent as such Vendor was bound by such provisions (including without limitation that the transferred Shares bear legends substantially in the forms required by this Agreement). Furthermore, any such Transfer will require approval from the board of directors of Adsero and the Acquiror. Vendors acknowledge and irrevocably agree that any Transfers by such Transferees shall be subject to the terms of this Agreement.

   (c) Notwithstanding anything to the contrary in this Agreement, the Vendors recognize that applicable Securities Laws may impose additional restrictions on the transferability or tradeability of the Shares.


         SECTION 2. TRANSFERS DURING THE RESTRICTED PERIOD

         During the period commencing on the date hereof and ending on January 1, 2008, subject to the applicable Securities Laws, the Vendors shall be entitled to transfer freely a number of Shares in accordance with the following terms and conditions:

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         1.       From the period commencing on January 2, 2006:

                  Leveille Holdco: up to 1,412,777 Shares
                  Lachambre Holdco: up to 587,222 Shares

         2.       From the period commencing on January 2, 2007:

                  Leveille Holdco: up to an additional 1,412,777 Shares Lachambre Holdco: up to an additional 587,222 Shares plus any unused portion of the Shares freely transferable under subparagraph 1;

         3.       From the period commencing on January 2, 2008:

                  Leveille Holdco: The remainder of the Shares subject to this
                                   Agreement.
                  Lachambre Holdco: The remainder of the Shares subject to this
                                    Agreement.

For the purpose of this Agreement, "Restricted Period" means the period commencing on January 2, 2005 and ending on January 1, 2008.


         SECTION 3. PERMITTED TRANSFERS

Subject to applicable Securities Laws, the restrictions on Transfers set forth in Section 1(a) of this Agreement shall not apply to a Transfer:

   (a) by a Vendor to a legal representative of such Vendor in the event such Vendor becomes incapable if such Vendor is a physical person or to such Vendor's personal representative following the death of such Vendor in which event such Transferred Shares shall be deemed to be beneficially owned by such Vendor following such Transfer for the purposes hereof; or

   (b) in connection with any merger, consolidation or other business combination of Adsero or in the event of a takeover bid on the shares of Adsero;

   (c) if Adsero proceeds with the sale of all or substantially all of the assets (held directly or indirectly) of Teckn-O-Laser Global Company or any of its subsidiaries.

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         SECTION 4. OTHER RESTRICTIONS AND CONDITIONS

   (a) SECURITIES LAWS COMPLIANCE. Any transfer of Shares pursuant to the terms of this Agreement shall be in full compliance with applicable Securities Laws.

   (b) LEGENDS. Each of the Vendors hereby agrees that each outstanding certificate representing Shares and issued during the Restricted Period shall bear legends in addition to any legends required by applicable Securities Laws reading substantially as follows:

         "The securities represented by this certificate are subject to the terms and conditions set forth in a Lock-up Agreement, dated as of ________________, copies of which may be obtained from the ___________ or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement."

   (c) TERMINATION OF RESTRICTIVE LEGENDS. The restrictions save and except such restrictions as may be required under applicable Securities Laws, shall cease and terminate as to any particular Shares when such restriction is no longer required in order to assure compliance with the Agreement or shall cease and terminate at the end of the Restricted Period. Whenever such restrictions shall cease and terminate as to any Shares, the Vendor holding such shares shall be entitled to receive from the issuer thereof, in exchange for such legended certificates, without expense (other than applicable transfer taxes, if any, if such unlegended Shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for the same number of Shares.

   (d) COPY OF AGREEMENT. A copy of this Agreement shall be filed with the corporate secretaries of the Acquiror and of Adsero as well as with Adsero's transfer agent and registrar and shall be kept with the records and shall be made available for inspection by any shareholder of Adsero.

   (e) RECORDS. Neither the Acquiror, Adsero nor Adsero's transfer agent and registrar shall record upon its books any Transfer to any Person except Transfers in accordance with this Agreement.

         SECTION 5. NOTICES

All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the Acquiror and Adsero at their

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respective principal offices and to the Vendors at their respective addresses furnished by said Vendors as indicated in the Share Purchase Agreement.

         SECTION 6. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         SECTION 7. RECAPITALIZATIONS AND EXCHANGES AFFECTING SHARES

The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares and to any and all shares of the share capital or equity securities of the Acquiror or Adsero, as the case may be, which may be issued by reason of any share dividend, share split, consolidation, combination, recapitalization, reclassification or otherwise.

         SECTION 8. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable thereto. However, any matters in connection with the Adsero Common Shares shall be governed by the Securities Laws and regulations of the United States regulatory authorities.

         SECTION 9. SEVERABILITY

If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         SECTION 10. COMPLETE AGREEMENT; COUNTERPARTS

This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 11. LANGUAGE

The Parties hereto have requested that the present Agreement be drawn in the English language. Les parties aux presentes ont requis que la presente convention soit redigee en langue anglaise.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first written above.


 9144-6773 QEBEC INC.                   9144-6906 QUEBEC INC.

 /s/ Yvon Leveille                      /s/ Alain Lachambre
 -----------------                      -------------------
 Per: Yvon Leveille                     Per: Alain Lachambre
      President                              President



 3091503 NOVA SCOTIA COMPANY            ADSERO CORP.

 /s/ William Smith                      /s/ William Smith
 -----------------                      -----------------
 Per: William Smith                     Per: William Smith
      President                              Chief Financial Officer



 YAC CORP.                              3091732 NOVA SCOTIA COMPANY

 /s/ William Smith                      /s/ William Smith
 -----------------                      -----------------
 Per: William Smith                     Per: William Smith
      Chief Financial Officer                President

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